Exhibit 99.1

Republic Bancorp, Inc. Reports First Quarter 2013 Net Income of $13.4 Million and Diluted Earnings per Class A Common Share of $0.64

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 18, 2013--Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report solid net income of $13.4 million for the first quarter of 2013 resulting in Diluted Earnings per Class A Common Share of $0.64. Return on average assets (“ROA”) and return on average equity (“ROE”) were 1.55% and 9.83%, respectively, for the quarter. The Company’s first quarter 2013 operating results were driven by solid net interest income, a strong quarter in mortgage banking and healthy declines in provision for loan losses, as credit quality trends continue to be favorable.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “Despite the decline in net income compared to our record first quarter of 2012, we are pleased with our results of operations for the first quarter of 2013. Based on our previous public disclosures regarding our tax business, the public was aware that 2013 would likely be a transition year for this business operating segment, and as a result, a year of lower profitability compared to the tremendous year we had in 2012. In addition, with no failed bank acquisition opportunities that fit within our strategic plan during the first quarter of this year, we were not able to report higher net income at our Core Bank compared to the first quarter of 2012, which benefitted from the large bargain purchase gain from our Tennessee Commerce Bank (‘TCB’) acquisition. Despite these items that negatively impacted the comparability of our financial performance to the previous year, results from our core operations remained solid during the quarter. Our overall performance demonstrates the strong relationships we have built with our clients while also maintaining our high credit quality standards.”

While the Company’s first quarter performance represented a good start to its fiscal year, Republic also received recognition during the quarter for its past performance. During the quarter, Bank Director Magazine named Republic as the best performing bank in the U.S. for the second consecutive year. The number one ranking was based on a combined score for two financial metrics: core return on tangible common equity and the ratio of average tangible common equity to tangible assets. Data was collected by SNL Financial and Sandler O’Neill + Partners from all banks and thrifts that trade publicly on the NYSE, NASDAQ, or NYSE Amex and represents the average of the two financial metrics for the eight quarters ending June 30, 2012.

The following table highlights Republic’s first quarter financial performance for 2013 compared to the same period in 2012:

	Three Months Ended
(dollars in thousands, except per share data)	3/31/13	3/31/12

Income Before Income Tax Expense	$20,978	$127,706
Net Income	$13,356	$82,472
Diluted Earnings per Class A Share	$0.64	$3.92
ROA	1.55%	7.94%
ROE	9.83%	64.47%

Results of Operations for the First Quarter of 2013 Compared to the First Quarter of 2012

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $8.2 million for the first quarter of 2013. The Company’s first quarter 2013 operating results were driven by higher net interest income, an active quarter in Mortgage Banking and a healthy decline in required estimated provisions for loan losses. As previously discussed, comparability to the first quarter of 2012 was negatively impacted by a pre-tax bargain purchase gain of $27.9 million recorded during January of 2012 resulting from the acquisition of TCB through an FDIC assisted transaction. The Company recorded a $1.3 million bargain purchase gain during the first quarter of 2013 related to adjustments to its day-one fair values related to its First Commercial Bank (“FCB”) acquisition that occurred during the third quarter of 2012.

Net interest income within the Core Bank rose to $29.1 million for the first quarter of 2013, an increase of $1.1 million, or 4%, from the first quarter of 2012. The increase in net interest income for the quarter was attributable primarily to year-over-year growth in the loan portfolio, which increased from an average of $2.4 billion during the first quarter of 2012 to an average of $2.6 billion for the first quarter of 2013. Approximately $93 million of the increase in average loans was attributable to Republic’s acquisitions of failed banks during 2012 with the remaining increase coming from the net growth in the Company’s Mortgage Warehouse loan portfolio and its traditional banking center footprint. As a result, the Core Bank’s net interest margin remained healthy at 3.60% for the first quarter of 2013, compared to 3.58% for the same period in 2012.

Looking ahead to the remainder of 2013, the Company, and the banking industry in general, will continue to be challenged to maintain net interest margins given the low interest rate environment for longer-term interest earning-assets. In addition, the historically low 15- and 30-year fixed rate loans offered by the Government Sponsored Entities (“GSEs”) continue to encourage mortgage clients to refinance portfolio-level adjustable rate mortgages away from existing bank portfolios leading to excess cash on bank balance sheets. Republic continues to combat these challenges with successful product offerings such as its Home Equity Amortizing Loan (“HEAL”) in 2012 and its newest product offering, a 15 year fixed-rate commercial real estate loan. To mitigate its interest rate risk, the Company plans to continue to extend borrowings from the Federal Home Loan Bank to protect itself in a rising interest rate environment.

The Core Bank’s provision for loan losses decreased from $3.1 million during the first quarter of 2012 to a net credit of $26,000 during the first quarter of 2013. Included in provision expense for the first quarter of 2012 was $1.2 million for two large classified real estate secured credits, while the Core Bank experienced no such large loan impairment charges within its loan loss provision during the first quarter of 2013. Overall, provision expense for the first quarter of 2013 benefitted from continued improvement in the Company’s historical loss percentages and no new significant classified loans identified during the quarter.

The table below illustrates the Core Bank’s continuing well-regarded credit quality ratios for the most recent quarter end and the previous three calendar year ends:

	As of and for the period ending:

Core Banking Credit Quality Ratios	3/31/13	12/31/12	12/31/11	12/31/10

Non-performing loans / Total loans	0.80%	0.82%	1.02%	1.30%

Non-performing assets / Total loans (including OREO)	1.51%	1.79%	1.49%	1.84%

Delinquent loans / Total loans	0.76%	0.79%	1.07%	1.24%

Net loan charge-offs / Average loans	0.02%	0.34%	0.24%	0.51%
(Annualized as of 3/31/13)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $10.0 million for the first quarter of 2013 compared to $34.9 million for the first quarter of 2012. The decrease in non-interest income was driven largely by the previously noted bargain purchase gain realized from the TCB acquisition during the first quarter of 2012. Excluding the impact of the bargain purchase gains, non-interest income increased $1.7 million, or 24%, over the first quarter of 2012. The first quarter of 2013 reflected strong mortgage banking income resulting from the favorable low interest rate environment combined with Republic’s new $0 closing cost promotion, which drove a significant increase in consumer demand for secondary market loans. As a result, mortgage banking income increased from $1.4 million during the first quarter of 2012 to $3.3 million during the first quarter of 2013.

The Core Bank’s non-interest expenses decreased $2.2 million for the first quarter of 2013 to $26.0 million. In the first quarter 2012, non-interest expenses included $600,000 in TCB related expenses associated with third party consulting, third party core conversion costs and internal incentive compensation accruals contingent upon a successful systems conversion and long term profitability goals. Additionally, the Core Bank recorded a $2.4 million early termination penalty during the first quarter of 2012 as it prepaid $81 million in Federal Home Loan Bank advances that were scheduled to mature at various times during 2012 and 2013.

Republic Processing Group (“RPG”) – During the first quarter of 2013, RPG generated net income of $5.1 million, as it processed over $3.0 billion in tax refunds for clients across the United States. Net income from the Tax Refund Solutions (“TRS”) division declined from the first quarter of 2012 due to a substantial reduction in Refund Transfer (“RT”) volume and the elimination of the Refund Anticipation Loan (“RAL”) product in April 2012.

The decrease in RT volume was primarily the result of the termination of the Company’s contracts with Jackson Hewitt Tax Services (“JH”) and Liberty Tax Service (“Liberty”). As previously disclosed in a Form 8-K filed on August 29, 2012, JH unilaterally terminated its contract with Republic on August 27, 2012. In addition, as previously disclosed in a Form 8-K filed on September 19, 2012, Liberty unilaterally terminated its contract with Republic on September 18, 2012. On a combined basis, these contracts represented approximately 53% of the Company’s 2012 RT product volume. The TRS segment of RPG derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of a year, as the Company prepares for the upcoming tax season.

Along with TRS, Republic Payment Solutions (“RPS”) operates as a division of RPG. RPS was formed to capitalize on the internal resources of TRS by expanding the Company’s consumer product offerings. During the first quarter of 2013, through RPS, the Company began offering prepaid cards through a third party program manager on a small pilot basis. The Company has plans to pilot more cards through additional third party program managers during the remainder of 2013. If successful, the Company hopes to grow its outstanding cardholder base in a judicious manner in the following year. RPS is not expected to impact the Company’s bottom line by a material amount in 2013, regardless of the overall success of the program. Its impact to the Company’s bottom line in 2014 and beyond will depend upon the success of its pilot phases.

Conclusion

“Our first quarter results continue to reflect the conservative approach to doing business that we have employed since the Company was started over 30 years ago. In addition, because of our operational nimbleness, we were able to shift our resources to meet consumer demand for fixed rate secondary market products, as consumer demand for portfolio level adjustable rate mortgage products remains modest in this historically low interest rate environment. While the economy overall is showing continued favorable signs of recovery, there remains significant challenges ahead for the banking industry in terms of competition, continuing margin compression and the cost of complying with on-going legal and regulatory requirements. It is my belief in our ability to meet and overcome these challenges that allows me to say to our associates, our clients and our shareholders: ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow,’” concluded Trager.

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (“RB&T”) and Republic Bank (“RB”).

Republic Bancorp, Inc. (Republic) has 44 banking centers and is the parent company of Republic Bank & Trust Company and Republic Bank. Republic Bank & Trust Company has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville, three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany, one banking center in Franklin (Nashville), Tennessee, and one banking center in Bloomington (Minneapolis), Minnesota. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Blue Ash (Cincinnati), Ohio. Republic offers internet banking at www.republicbank.com. Republic has $3.4 billion in assets and is headquartered in Louisville, Kentucky. Republic’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow.®

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, future challenges of growing or maintaining net interest income and net interest margin in the Company’s Core Bank operations, the future growth and performance of the Company’s RPS division of RPG, current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2012. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	March 31, 2013	Dec. 31, 2012	March 31, 2012
Assets:
Cash and cash equivalents	$207,451	$137,691	$186,504
Investment securities	473,726	484,256	630,298
Mortgage loans held for sale	20,726	10,614	4,459
Loans held for sale	-	-	17,003
Loans	2,598,642	2,650,197	2,394,787
Allowance for loan losses	(23,563)	(23,729)	(23,732)
Federal Home Loan Bank stock, at cost	28,342	28,377	28,439
Premises and equipment, net	33,535	33,197	34,321
Goodwill	10,168	10,168	10,168
Other real estate owned ("OREO")	18,689	26,203	24,149
Other assets and accrued interest receivable	33,642	37,425	38,438
Total assets	$3,401,358	$3,394,399	$3,344,834

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$524,149	$479,046	$595,498
Interest-bearing	1,547,647	1,503,882	1,453,301
Total deposits	2,071,796	1,982,928	2,048,799

Securities sold under agreements to repurchase and other short-term borrowings	120,217	250,884	225,719
Federal Home Loan Bank advances	572,570	542,600	413,593
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	52,800	40,045	81,990
Total liabilities	2,858,623	2,857,697	2,811,341

Stockholders' equity	542,735	536,702	533,493
Total liabilities and Stockholders' equity	$3,401,358	$3,394,399	$3,344,834

Average Balance Sheet Data
	Three Months Ended March 31,
	2013	2012
Assets:
Investment securities, including FHLB stock	$509,006	$690,328
Federal funds sold and other interest-earning deposits	186,237	645,863
Loans and fees, including loans held for sale	2,582,932	2,439,331
Total earning assets	3,278,175	3,775,522
Total assets	3,449,681	4,153,256

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$570,619	$922,628
Interest-bearing deposits	1,511,906	1,670,167
Securities sold under agreements to repurchase and other short-term borrowings	202,924	271,322
Federal Home Loan Bank advances	552,080	681,518
Subordinated note	41,240	41,240
Total interest-bearing liabilities	2,308,150	2,664,247
Stockholders' equity	543,506	511,694

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended March 31,
	2013	2012

Total interest income(1)	$34,401	$79,587
Total interest expense	5,271	6,367

Net interest income	29,130	73,220

Provision for loan losses	(625)	11,170

Non interest income:
Service charges on deposit accounts	3,210	3,303
Net refund transfer fees	12,014	71,749
Mortgage banking income	3,274	1,354
Debit card interchange fee income	1,811	1,556
Bargain purchase gain - Tennessee Commerce Bank	-	27,899
Bargain purchase gain - First Commercial Bank	1,324	-
Net gain on sales, calls and impairment of securities	-	56
Other	892	892
Total non interest income	22,525	106,809

Non interest expenses:
Salaries and employee benefits	16,114	16,971
Occupancy and equipment, net	5,577	6,074
Communication and transportation	1,030	2,661
Marketing and development	902	938
FDIC insurance expense	413	430
Bank franchise tax expense	1,715	1,931
Data processing	716	1,221
Debit card processing expense	843	601
Supplies	354	949
OREO expense	889	605
Charitable contributions	236	2,678
Legal expense	430	368
FHLB advance prepayment penalty	-	2,436
Other	2,083	3,290
Total non interest expenses	31,302	41,153

Income before income tax expense	20,978	127,706
Income tax expense	7,622	45,234

Net income	$13,356	$82,472

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the
	Three Months Ended March 31,
	2013	2012
Per Share Data:

Basic average shares outstanding	20,864	20,956
Diluted average shares outstanding	20,933	21,055

End of period shares outstanding:
Class A Common Stock	18,513	18,662
Class B Common Stock	2,264	2,299

Book value per share(2)	$26.12	$25.45
Tangible book value per share(2)	25.38	24.69

Earnings per share:
Basic earnings per Class A Common Stock	$0.64	$3.94
Basic earnings per Class B Common Stock	0.63	3.92
Diluted earnings per Class A Common Stock	0.64	3.92
Diluted earnings per Class B Common Stock	0.62	3.90

Cash dividends declared per share:
Class A Common Stock	$0.165	$0.154
Class B Common Stock	0.150	0.140

Performance Ratios:

Return on average assets	1.55%	7.94%
Return on average equity	9.83	64.47
Efficiency ratio(3)	61	23
Yield on average interest-earning assets	4.20	8.43
Cost of interest-bearing liabilities	0.91	0.96
Net interest spread	3.29	7.47
Net interest margin - Total Company	3.55	7.76
Net interest margin - Traditional Bank	3.60	3.58

Other Information:

End of period full-time equivalent employees	797	723
Number of banking centers	44	43

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the
	Three Months Ended March. 31,
	2013	2012
Credit Quality Asset Balances - Total Company:

Loans on non-accrual status	$18,161	$23,370
Loans past due 90 days or more and still on accrual	2,752	-
Total non-performing loans	20,913	23,370
OREO	18,689	24,149
Total non-performing assets	$39,602	$47,519
Total delinquent loans	19,813	27,189

Credit Quality Asset Balances - Acquired Banks:

Loans on non-accrual status	$24	$333
Loans past due 90 days or more and still on accrual	2,752	-
Total non-performing loans	2,776	333
OREO	10,346	6,188
Total non-performing assets	$13,122	$6,521
Total delinquent loans	3,846	997

Credit Quality Ratios - Total Company:

Non-performing loans to total loans	0.80%	0.98%
Non-performing assets to total loans (including OREO)	1.51	1.96
Non-performing assets to total assets	1.16	1.42
Allowance for loan losses to total loans	0.91	0.99
Allowance and non-accretable yield to total GCLPR(4)	2.12	1.59
Allowance for loan losses to non-performing loans	113	102
Delinquent loans to total loans(5)	0.76	1.14
Net loan charge-offs to average loans (annualized)	(0.07)	1.89

Credit Quality Ratios - Core Bank:

Non-performing loans to total loans	0.80%	0.98%
Non-performing assets to total loans (including OREO)	1.51	1.96
Non-performing assets to total assets	1.16	1.42
Allowance for loan losses to total loans	0.91	0.99
Allowance and non-accretable yield to total GCLPR(4)	2.12	1.59
Allowance for loan losses to non-performing loans	113	102
Delinquent loans to total loans(5)	0.76	1.14
Net loan charge-offs to average loans (annualized)	0.02	0.65

Credit Quality Ratios - Core Bank Excluding Acquired Banks:

Non-performing loans to total loans	0.73%	0.98%
Non-performing assets to total loans (including OREO)	1.07	1.74
Non-performing assets to total assets	0.81	1.29
Allowance for loan losses to total loans	0.94	1.01
Allowance for loan losses to non-performing loans	129	103
Delinquent loans to total loans(5)	0.64	1.12
Net loan charge-offs to average loans (annualized)	0.02	0.67

Credit Quality Ratios - Acquired Banks:

Non-performing loans to total loans	2.26%	0.67%
Non-performing assets to total loans (including OREO)	9.85	11.62
Non-performing assets to total assets	8.87	3.72
Allowance for loan losses to total loans	0.17	-
Allowance and non-accretable yield to total GCLPR(4)	20.60	22.41
Allowance for loan losses to non-performing loans	8	-
Delinquent loans to total loans(5)	3.13	2.00
Net loan charge-offs to average loans (annualized)	-	-

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Assets:
Cash and cash equivalents	$207,451	$137,691	$96,187	$124,357	$186,504
Investment securities	473,726	484,256	581,262	608,090	630,298
Mortgage loans held for sale	20,726	10,614	3,385	4,093	4,459
Loans held for sale	-	-	-	-	17,003
Loans	2,598,642	2,650,197	2,642,357	2,440,394	2,394,787
Allowance for loan losses	(23,563)	(23,729)	(24,100)	(22,510)	(23,732)
Federal Home Loan Bank stock, at cost	28,342	28,377	28,784	28,391	28,439
Premises and Equipment, net	33,535	33,197	32,984	32,962	34,321
Goodwill	10,168	10,168	10,168	10,168	10,168
OREO	18,689	26,203	25,148	18,345	24,149
Other assets and interest receivable	33,642	37,425	39,601	34,510	38,438
Total assets	$3,401,358	$3,394,399	$3,435,776	$3,278,800	$3,344,834

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$524,149	$479,046	$514,893	$513,136	$595,498
Interest-bearing	1,547,647	1,503,882	1,540,717	1,392,155	1,453,301
Total deposits	2,071,796	1,982,928	2,055,610	1,905,291	2,048,799

Securities sold under agreements to repurchase and other short-term borrowings	120,217	250,884	169,839	194,412	225,719
Federal Home Loan Bank advances	572,570	542,600	553,487	538,555	413,593
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	52,800	40,045	57,844	59,589	81,990
Total liabilities	2,858,623	2,857,697	2,878,020	2,739,087	2,811,341

Stockholders' equity	542,735	536,702	557,756	539,713	533,493
Total liabilities and Stockholders' equity	$3,401,358	$3,394,399	$3,435,776	$3,278,800	$3,344,834

Average Balance Sheet Data
	Quarterly Comparison
	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Assets:
Investment securities, including FHLB stock	$509,006	$564,272	$629,542	$680,134	$690,328
Federal funds sold and other interest-earning deposits	186,237	106,359	82,404	100,407	645,863
Loans and fees, including loans held for sale	2,582,932	2,650,267	2,520,174	2,406,180	2,439,331
Total earning assets	3,278,175	3,320,898	3,232,120	3,186,721	3,775,522
Total assets	3,449,641	3,448,191	3,322,077	3,309,764	4,153,256

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$570,619	$542,973	$505,127	$533,649	$922,628
Interest-bearing deposits	1,511,906	1,505,108	1,462,069	1,414,427	1,670,167
Securities sold under agreements to repurchase and other short-term borrowings	202,924	220,279	208,051	250,515	271,322
Federal Home Loan Bank advances	552,080	570,147	523,053	479,064	681,518
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,308,150	2,336,774	2,234,413	2,185,246	2,664,247
Stockholders' equity	543,506	534,724	539,863	534,576	511,694

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012

Total interest income(1)	$34,401	$35,930	$34,128	$33,814	$79,587
Total interest expense	5,271	5,379	5,556	5,502	6,367
Net interest income	29,130	30,551	28,572	28,312	73,220

Provision for loan losses	(625)	1,324	2,083	466	11,170

Non interest income:
Service charges on deposit accounts	3,210	3,469	3,438	3,286	3,303
Net refund transfer fees	12,014	177	231	6,147	71,749
Mortgage banking income	3,274	2,856	2,274	1,963	1,354
Debit card interchange fee income	1,811	1,430	1,390	1,441	1,556
Bargain purchase gain - TCB	-	-	(189)	(96)	27,899
Bargain purchase gain - FCB	1,324	712	27,112	-	-
Net gain on sales, calls and impairment of securities	-	-	-	-	56
Other	892	694	589	1,345	892
Total non interest income	22,525	9,338	34,845	14,086	106,809

Non interest expenses:
Salaries and employee benefits	16,114	14,428	14,921	14,313	16,971
Occupancy and equipment, net	5,577	5,538	5,718	5,144	6,074
Communication and transportation	1,030	1,139	1,045	961	2,661
Marketing and development	902	759	828	904	938
FDIC insurance expense	413	395	287	291	430
Bank franchise tax expense	1,715	553	729	703	1,931
Data processing	716	863	1,030	1,195	1,221
Debit card processing expense	843	553	648	660	601
Supplies	354	366	270	529	949
OREO expense	889	1,049	1,328	555	605
Charitable contributions	236	231	232	200	2,678
Legal expense	430	583	388	527	368
FHLB advance prepayment penalty	-	-	-	-	2,436
Other	2,083	1,922	2,338	1,469	3,290
Total non interest expenses	31,302	28,379	29,762	27,451	41,153

Income before income tax expense	20,978	10,186	31,572	14,481	127,706
Income tax expense	7,622	3,565	10,904	4,903	45,234

Net income	$13,356	$6,621	$20,668	$9,578	$82,472

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Per Share Data:

Basic average shares outstanding	20,864	20,971	20,948	20,958	20,956
Diluted average shares outstanding	20,933	21,020	21,029	21,017	21,055

End of period shares outstanding:
Class A Common Stock	18,513	18,694	18,673	18,658	18,662
Class B Common Stock	2,264	2,271	2,271	2,299	2,299

Book value per share(2)	$26.12	$25.60	$26.63	$25.75	$25.45
Tangible book value per share(2)	25.38	24.86	25.88	25.01	24.69

Earnings per share:
Basic earnings per Class A Common Stock	$0.64	$0.33	$0.99	$0.46	$3.94
Basic earnings per Class B Common Stock	0.63	0.21	0.97	0.44	3.92
Diluted earnings per Class A Common Stock	0.64	0.33	0.98	0.46	3.92
Diluted earnings per Class B Common Stock	0.62	0.21	0.97	0.44	3.90

Cash dividends declared per share:
Class A Common Stock	$0.165	$1.265	$0.165	$0.165	$0.154
Class B Common Stock	0.150	1.150	0.150	0.150	0.140

Performance Ratios:

Return on average assets	1.55%	0.77%	2.49%	1.16%	7.94%
Return on average equity	9.83	4.95	15.31	7.17	64.47
Efficiency ratio(3)	61	71	47	65	23
Yield on average interest-earning assets	4.20	4.33	4.22	4.22	8.43
Cost of interest-bearing liabilities	0.91	0.92	0.99	1.01	0.96
Net interest spread	3.29	3.41	3.23	3.21	7.47
Net interest margin - Total Company	3.55	3.68	3.54	3.53	7.76
Net interest margin - Traditional Bank	3.60	3.69	3.54	3.57	3.58

Other Information:

End of period full-time equivalent employees	797	797	772	749	723
Number of banking centers	44	44	44	43	43

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Credit Quality Asset Balances - Total Company:
Loans on non-accrual status	$18,161	$18,506	$20,436	$21,819	$23,370
Loans past due 90 days or more and still on accrual	2,752	3,173	616	50	-
Total non-performing loans	20,913	21,679	21,052	21,869	23,370
OREO	18,689	26,203	25,148	18,345	24,149
Total non-performing assets	$39,602	$47,882	$46,200	$40,214	$47,519
Total delinquent loans	19,813	20,844	17,892	18,120	27,189

Credit Quality Asset Balances - Acquired Banks:
Loans on non-accrual status	$24	$-	$22	$177	$333
Loans past due 90 days or more and still on accrual	2,752	3,173	616	50	-
Total non-performing loans	2,776	3,173	638	227	333
OREO	10,346	14,498	12,398	3,272	6,188
Total non-performing assets	$13,122	$17,671	$13,036	$3,499	$6,521
Total delinquent loans	3,846	5,967	711	672	997

Credit Quality Ratios - Total Company:
Non-performing loans to total loans	0.80%	0.82%	0.80%	0.90%	0.98%
Non-performing assets to total loans (including OREO)	1.51	1.79	1.73	1.64	1.96
Non-performing assets to total assets	1.16	1.41	1.34	1.23	1.42
Allowance for loan losses to total loans	0.91	0.90	0.91	0.92	0.99
Allowance and non-accretable yield to total GCLPR(4)	2.12	2.34	2.56	1.42	1.59
Allowance for loan losses to non-performing loans	113	109	114	103	102
Delinquent loans to total loans(5)	0.76	0.79	0.68	0.74	1.14
Net loan charge-offs to average loans (annualized)	(0.07)	0.26	0.08	0.28	1.89

Credit Quality Ratios - Core Bank:
Non-performing loans to total loans	0.80%	0.82%	0.80%	0.90%	0.98%
Non-performing assets to total loans (including OREO)	1.51	1.79	1.73	1.64	1.96
Non-performing assets to total assets	1.16	1.41	1.34	1.23	1.42
Allowance for loan losses to total loans	0.91	0.90	0.91	0.92	0.99
Allowance and non-accretable yield to total GCLPR(4)	2.12	2.34	2.56	1.42	1.59
Allowance for loan losses to non-performing loans	113	109	114	103	102
Delinquent loans to total loans(5)	0.76	0.79	0.68	0.74	1.14
Net loan charge-offs to average loans (annualized)	0.02	0.31	0.15	0.28	0.65

Credit Quality Ratios - Core Bank Excluding Acquired Banks:
Non-performing loans to total loans	0.73%	0.74%	0.82%	0.90%	0.98%
Non-performing assets to total loans (including OREO)	1.07	1.20	1.33	1.52	1.74
Non-performing assets to total assets	1.81	0.95	1.04	1.16	1.29
Allowance for loan losses to total loans	0.94	0.94	0.97	0.94	1.01
Allowance for loan losses to non-performing loans	129	127	118	104	103
Delinquent loans to total loans(5)	0.64	0.59	0.69	0.73	1.12
Net loan charge-offs to average loans (annualized)	0.02	0.33	0.16	0.29	0.67

Credit Quality Ratios - Acquired Banks:
Non-performing loans to total loans	2.26%	2.29%	0.38%	0.59%	0.67%
Non-performing assets to total loans (including OREO)	9.85	11.54	7.53	8.38	11.62
Non-performing assets to total assets	8.87	8.73	5.40	3.20	3.72
Allowance for loan losses to total loans	0.17	0.15	-	-	-
Allowance and non-accretable yield to total GCLPR(4)	20.60	21.77	21.43	24.03	22.41
Allowance for loan losses to non-performing loans	8	7	-	-	-
Delinquent loans to total loans(5)	3.13	4.30	0.44	1.75	2.00
Net loan charge-offs to average loans (annualized)	-	-	-	-	-

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar.

As of March 31, 2013, the Company was divided into three distinct business operating segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”). During 2012, the Company realigned the previously reported Tax Refund Solutions (“TRS”) segment as a division of the newly formed RPG segment. Along with the TRS division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) were created to operate as divisions of the RPG segment.

Nationally, through Republic Bank & Trust Company (“RB&T”), RPG facilitates the receipt and payment of federal and state tax refund products under the TRS division. Nationally, through Republic Bank, the RPS division is preparing to become an issuing bank to offer general purpose reloadable prepaid debit, payroll, gift and incentive cards through third party program managers. Nationally, through RB&T, the RCS division is preparing to pilot short-term consumer credit products through multiple channels, including the internet and retail locations. For the projected near-term, as the programs are established, the operating results of the RPS and RCS divisions are expected to be immaterial to the Company’s overall results of operations and will therefore not be reported as a separate business operating segment until such time, if any, that they become material to the Company’s overall results of operations.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; Refund Transfer fees provide the majority of the revenue from TRS. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes which are not segment specific are allocated based on income before income tax expense. Transactions among reportable segments are made at fair value.

Segment information for the three months ended March 31, 2013 and 2012 follows:

Republic Bancorp, Inc. Financial Information First Quarter 2013 Earnings Release (continued)

	Three Months Ended March 31, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,961	$113	$56	$29,130

Provision for loan losses	(26)	-	(599)	(625)

Net refund transfer fees	-	-	12,014	12,014
Mortgage banking income	-	3,274	-	3,274
Bargain purchase gain - FCB	1,324	-	-	1,324
Other non interest income	5,397	8	508	5,913
Total non interest income	6,721	3,282	12,522	22,525

Total non interest expenses	25,182	863	5,257	31,302

Income before income tax expense	10,526	2,532	7,920	20,978
Income tax expense	3,964	886	2,772	7,622
Net income	$6,562	$1,646	$5,148	$13,356

Segment end of period assets	$3,316,188	$25,989	$59,181	$3,401,358

Net interest margin	3.60%	NM	NM	3.55%

	Three Months Ended March 31, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$27,872	$120	$45,228	$73,220

Provision for loan losses	3,131	-	8,039	11,170

Net refund transfer fees	-	-	71,749	71,749
Mortgage banking income	-	1,354	-	1,354
Net gain on sales, calls and impairment of securities	56	-	-	56
Bargain purchase gain - TCB	27,899	-	-	27,899
Other non interest income	5,582	5	164	5,751
Total non interest income	33,537	1,359	71,913	106,809

Total non interest expenses	27,044	1,154	12,955	41,153

Income before income tax expense	31,234	325	96,147	127,706
Income tax expense	10,876	114	34,244	45,234
Net income	$20,358	$211	$61,903	$82,472

Segment end of period assets	$3,227,652	$10,498	$106,684	$3,344,834

Net interest margin	3.58%	NM	NM	7.76%

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)

__________________________

(1) – The amount of loan fee income included in total interest income was $2.6 million and $46.0 million for the quarters ended March 31, 2013 and 2012.

The amount of loan fee income included in total interest income per quarter was as follows: $2.6 million (quarter ended March 31, 2013), $2.4 million (quarter ended December 31, 2012), $1.1 million (quarter ended September 30, 2012), $1.3 million (quarter ended June 30, 2012) and $46.0 million (quarter ended March 31, 2012).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. generally accepted accounting principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Total stockholders' equity (a)	$542,735	$536,702	$557,756	$539,713	$533,493
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	454	510	589	104	113
Less: Mortgage servicing rights	4,858	4,777	4,980	5,351	5,606
Tangible stockholders' equity (c)	$527,255	$521,247	$542,019	$524,090	$517,606

Total assets (b)	$3,401,358	$3,394,399	$3,435,776	$3,278,800	$3,344,834
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	454	510	589	104	113
Less: Mortgage servicing rights	4,858	4,777	4,980	5,351	5,606
Tangible assets (d)	$3,385,878	$3,378,944	$3,420,039	$3,263,177	$3,328,947

Total stockholders' equity to total assets (a/b)	15.96%	15.81%	16.23%	16.46%	15.95%
Tangible stockholders' equity to tangible assets (c/d)	15.57%	15.43%	15.85%	16.06%	15.55%

Number of shares outstanding (e)	20,777	20,965	20,944	20,957	20,961

Book value per share (a/e)	$26.12	$25.60	$26.63	$25.75	$25.45
Tangible book value per share (c/e)	25.38	24.86	25.88	25.01	24.69

(3) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

Republic Bancorp, Inc. Financial Information
First Quarter 2013 Earnings Release (continued)

(4) – The following tables reflect the calculation of the allowance for loan losses plus non-accretable yield on purchased, credit impaired loans as a percentage of total gross contractual loan principal receivable (“GCLPR”). While this ratio is not considered in accordance with GAAP, it provides additional insight regarding the Bank’s ability to absorb impairment of contractual loan principal receivable.

	Quarterly Comparison - Total Company
(in thousands, except per share data)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Allowance for loan losses	$23,563	$23,729	$24,100	$22,510	$23,732
Non-accretable yield	32,339	39,264	44,660	12,404	14,615
Total (f)	$55,902	$62,993	$68,760	$34,914	$38,347

Total loans	$2,598,642	$2,650,197	$2,642,357	$2,440,394	$2,394,787
Non-accretable yield	32,339	39,264	44,660	12,404	14,615
Accretable yield	2,742	2,953	2,830	700	679
Total GCLPR (g)	$2,633,723	$2,692,414	$2,689,847	$2,453,498	$2,410,081

Allowance and non-accretable yield to total GCLPR (f/g)	2.12%	2.34%	2.56%	1.42%	1.59%

	Quarterly Comparison - Acquired Banks Only
(in thousands, except per share data)	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	March 31, 2012
Allowance for loan losses	$214	$214	$-	$-	$-
Non-accretable yield	32,339	39,264	44,660	12,404	14,615
Total (h)	$32,553	$39,478	$44,660	$12,404	$14,615

Total loans	$122,921	$138,616	$160,341	$38,506	$49,933
Non-accretable yield	32,339	39,264	44,660	12,404	14,615
Accretable yield	2,742	3,465	3,419	700	679
Total GCLPR (i)	$158,002	$181,345	$208,420	$51,610	$65,227

Allowance and non-accretable yield to total GCLPR (h/i)	20.60%	21.77%	21.43%	24.03%	22.41%

(5) – Equals total loans exceeding 30 days past due divided by total loans.

NA – Not applicable
NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer